Exhibit 10.64
PURCHASE AGREEMENT
[                    ], 2010
IAT Reinsurance Company Ltd.
c/o Peter R. Kellogg
120 Broadway
New York, New York 10271
Ladies and Gentlemen:
     Reference is made to that certain Purchase Agreement being entered into between IntegraMed America, Inc. (the “Company”) and Piper Jaffray & Co. and Dougherty & Company LLC as the underwriters (the “Underwriters”), concurrently with this Purchase Agreement (the “Underwriting Purchase Agreement”) providing for the issuance by the Company to the Underwriters of 2,000,000 shares of Company Common Stock (the “Firm Shares”), without giving effect to any exercise of the Underwriters’ over-allotment option, for sale in a public offering at a price to the public of $[                    ] per share (the “Price to the Public”), less an underwriting discount. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Purchase Agreement.
     On the terms and subject to the conditions set forth herein, IAT Reinsurance Company Ltd. (the “Investor”) hereby agrees to purchase from the Company 500,000 shares of Company Common Stock (the “IAT Shares”) at a price per share equal to the Price to the Public (without giving effect to any underwriting discount), for a total purchase price of $[                    ].
     The Company hereby represents and warrants to the Investor all the same representations and warranties contained in Section 2 of the Underwriting Purchase Agreement, and agrees with and for the benefit of the Investor all the same covenants and agreements contained in Section 4 (other than paragraphs (i) and (j) thereof), mutatis mutandis, to the same extent as if such representations and warranties, covenants and agreements were set forth herein for the benefit of the Investor instead of the Underwriters (except that references to the “Underwriting Purchase Agreement” therein shall be references to this Purchase Agreement (the “Purchase Agreement”), references to the “Securities” therein shall be references to the IAT Shares and references to the “Underwriters” and “you” therein shall be references to the Investor). The obligation of the Investor to purchase the IAT Shares from the Company, and of the Company to sell the IAT Shares to the Investor, will be subject to (i) the satisfaction of the conditions set forth in Section 5 of the Underwriting Purchase Agreement (other than paragraphs (l) and (n) thereof) and the concurrent closing of the sale of the Firm Shares under the terms set forth in the Underwriting Purchase Agreement, (ii) the delivery to the Investor of opinions of counsel to the Company by the same counsel and covering the same matters as set forth in Sections 5(e) and (f) of the Underwriting Purchase Agreement (except that references to the Underwriting Purchase Agreement therein shall be references to this Purchase Agreement, references to the Securities therein shall be references to the IAT Shares and references to the “Underwriters” and “you” therein shall be references to the Investor) and (iii) the delivery to the Investor of the officers’

certificate contemplated by Section 5(i) of the Underwriting Purchase Agreement, and such obligations shall terminate in the event that the Underwriting Purchase Agreement is terminated. The Company shall cause the IAT Shares to be listed on the NASDAQ Global Market immediately after the consummation of the transactions contemplated hereby.
     The closing of the sale of the IAT Shares shall take place concurrently with the closing of the sale of the Firm Shares under the terms set forth in the Underwriting Purchase Agreement, (i) with payment for the IAT Shares to be made to the Company by wire transfer of immediately available funds on the closing date to the account identified (with all necessary wire transfer details) on Exhibit A hereto and (ii) with delivery of the IAT Shares registered in the name of the Investor, or his designee, and free and clear of all liens (other than those under applicable law and the “lock-up” agreement entered into between the Investor and the Underwriters), with any transfer or stamp taxes duly paid, to the Investor. In the event payment is made for the IAT Shares and the closing of the sale of the Firm Shares does not take place, such payment shall be returned to IAT.
     This Purchase Agreement shall terminate upon any termination of the Underwriting Purchase Agreement.
     If the Company shall fail at the date of the closing to sell and deliver the number of IAT Shares which it is obligated to sell hereunder, then this Purchase Agreement shall terminate without any liability on the part of the Investor or the Company.
     This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     This Purchase Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts together shall constitute one and the same instrument.
[Signature Page Follows]

Very truly yours, IntegraMed America, Inc.
By:
Name: Jay Higham
Title: Chief Executive Officer

Accepted and agreed to as of the date
first above mentioned:
IAT Reinsurance Company Ltd.

By:
Name:
Title: